Exhibit 99.B(d)(3)(D)(i)

April 30, 2010

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administration Agreement dated August 21, 2003, as amended, between ING Investors Trust and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as administrator to render administrative and other services to ING DFA Global Allocation Portfolio (the “Portfolio”), a newly established series of ING Investors Trust, effective on or about April 30, 2010, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual administration fee indicated for the Portfolio, is attached hereto.

The Amended Schedule A has also been updated 1) to reflect the name change for ING Focus 5 Portfolio to ING DFA Global All Equity Portfolio, and ING Van Kampen Global Tactical Asset Allocation Portfolio to ING Morgan Stanley Global Tactical Asset Allocation Portfolio, and 2) by the removal of ING Multi-Manager International Small Cap Portfolio because this series recently liquidated.

Please signify your acceptance to act as administrator under the Agreement with respect to the Portfolio.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Name:	Kimberly A. Anderson
Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

ING INVESTORS TRUST

Series	Annual Administration Fee (as a percentage of average daily net assets)

ING American Funds Asset Allocation Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Bond Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds World Allocation Portfolio	0.10%

ING BlackRock Inflation Protected Bond Portfolio	0.10%

ING Clarion Global Real Estate Portfolio	0.10%

ING DFA Global All Equity Portfolio	0.10%

ING DFA Global Allocation Portfolio	0.10%

ING Franklin Income Portfolio	0.10%

Series	Annual Administration Fee (as a percentage of average daily net assets)

ING Franklin Templeton Founding Strategy Portfolio	0.05%

ING Goldman Sachs Commodity Strategy Portfolio	0.10%

ING Marsico International Opportunities Portfolio	0.10%

ING MFS Utilities Portfolio	0.10%

ING Morgan Stanley Global Tactical Asset Allocation Portfolio	0.10%

ING Oppenheimer Active Allocation Portfolio	0.10%

ING Pioneer Equity Income Portfolio	0.10%

ING Retirement Conservative Portfolio	0.10%

ING Retirement Growth Portfolio	0.10%

ING Retirement Moderate Growth Portfolio	0.10%

ING Retirement Moderate Portfolio	0.10%

ING Wells Fargo Small Cap Disciplined Portfolio	0.10%